UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0077155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

73 High Street
Buffalo, New York 14203
(Address, including zip code, of Registrant’s principal executive offices)

Cleveland BioLabs, Inc. Equity Incentive Plan
(Full Title of the Plan)

Dr. Michael Fonstein
Chief Executive Officer & President
Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
(716) 849-6810
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.005 per share	2,000,000 (1)	$6.10 (2)	$12,200,000.00	$479.46

(1)
Represents additional shares of Common Stock reserved for issuance under the Cleveland BioLabs, Inc. 2006 Equity Incentive Plan, pursuant to the amendment and restatement of the plan effective April 29, 2008.

(2)
Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The offering price of $6.10 represents the average of the high and low prices, as reported on the NASDAQ Global Market, for Cleveland BioLabs, Inc.’s Common Stock on April 23, 2008.

INTRODUCTION

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Cleveland BioLabs, Inc. 2006 Equity Incentive Plan is effective. In accordance with General Instruction E to Form S-8, Cleveland BioLabs, Inc. (the “Registrant”) incorporates by reference the contents of the Company's registration statement on Form S-8, File No. 333-140687, filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit
No.	Description

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2	Consent of Meaden & Moore, Ltd.

24.1	Power of Attorney (included in the signature pages hereto)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on April 30, 2008.

CLEVELAND BIOLABS, INC.

By:	/s/ MICHAEL FONSTEIN
Name: Michael Fonstein
Title: Chief Executive Officer & President

POWER OF ATTORNEY

We, the undersigned directors and officers of Cleveland BioLabs, Inc., a Delaware corporation, do hereby constitute and appoint Michael Fonstein and John A. Marhofer, Jr., and each of them individually, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on April 30, 2008.

Signature	Title	Date

/s/ Michael Fonstein Michael Fonstein	Chief Executive Officer, President, and Director (Principal Executive Officer)	April 30, 2008

/s/ John A. Marhofer, Jr. John A. Marhofer, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2008

/s/ James Antal James Antal	Director	April 30, 2008

/s/ Paul DiCorleto Paul DiCorleto	Director	April 30, 2008

/s/ Andrei Gudkov Andrei Gudkov	Chief Scientific Officer, and Director	April 30, 2008

/s/ Bernard L. Kasten Bernard L. Kasten	Director	April 30, 2008

/s/ Yakov Kogan Yakov Kogan	Chief Operating Officer, and Director	April 30, 2008

/s/ H. Daniel Perez H. Daniel Perez	Director	April 30, 2008

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2	Consent of Meaden & Moore, Ltd.

24.1	Power of Attorney (included in the signature pages hereto)